SUBSCRIPTION AGREEMENT


         ADVISORS SERIES TRUST (the"Trust"), an open-end management investment trust, and Carolina Casperson (the "Investor"), intending to be legally bound, hereby agree as follows:

         1. In order to provide the Trust with its initial capital, the Trust hereby sells to the Investor, and the Investor hereby purchases, 5,000 shares of beneficial interest of the Trust (the "Shares"), at a price of $10.00 per share. The Trust hereby acknowledges receipt from the Investor of funds in the amount of $50,000 in full payment for the Shares.

         2. The Investor represents and warrants to the Trust that the Shares are being acquired for investment and not with a view to distribution thereof and that the Investor has no present intention to redeem or dispose of any of the Shares.

         3.  The Investor agrees that:

                  (i) in the event that any of the Shares are redeemed  prior to the end of the period of amortization of the Trust's organization costs, the proceeds of the redemption payable in respect of those shares will be reduced by the pro rata share (based on the proportionate share of the original shares redeemed to the total number of original shares outstanding at the time of redemption) of the unamortized deferred organization costs as of the date of that redemption; and

                  (ii) in the event the Fund is liquidated prior to the end of the amortization period the Investor will bear 50% of the unamortized organization costs.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 25th day of February, 1997.


ADVISORS SERIES TRUST



By: /s/ Robert H. Wadsworth                 /s/ Carolina Casperson
Assistant Secretary







                             SUBSCRIPTION AGREEMENT


         ADVISORS SERIES TRUST (the "Trust"), an open-end management investment trust, and Gary Pollock (the "Investor"), intending to be legally bound, hereby agree as follows:

         1. In order to provide the Trust with its initial capital, the Trust hereby sells to the Investor, and the Investor hereby purchases, 2,500 shares of beneficial interest of the Trust (the "Shares"), at a price of $20.00 per share. The Trust hereby acknowledges receipt from the Investor of funds in the amount of $50,000 in full payment for the Shares.

         2. The Investor represents and warrants to the Trust that the Shares are being acquired for investment and not with a view to distribution thereof and that the Investor has no present intention to redeem or dispose of any of the Shares.

         3.  The Investor agrees that:

                  (i) in the event that any of the Shares are redeemed  prior to the end of the period of amortization of the Trust's organization costs, the proceeds of the redemption payable in respect of those shares will be reduced by the pro rata share (based on the proportionate share of the original shares redeemed to the total number of original shares outstanding at the time of redemption) of the unamortized deferred organization costs as of the date of that redemption; and

                  (ii) in the event the Fund is liquidated prior to the end of the amortization period the Investor will bear 50% of the unamortized organization costs.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 25th day of February, 1997.


ADVISORS SERIES TRUST



By: /s/ Robert H. Wadsworth                 /s/ Gary Pollock
Assistant Secretary